SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549




                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                  May 20, 1998


                            CITIZENS BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)



            Ohio                      0-8209                  34-1372535
(State or other jurisdiction        (Commission               (IRS Employer
    of incorporation)                File Number)           Identification No.)


         10 East Main Street
          Salineville, Ohio                                       43945
(Address of principal executive offices)                       (Zip Code)



Registrant's telephone number, including area code: (419) 327-6300



                                       N/A
          (Former name or former address, if changed since last report)


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Item 5.   Other Events



         On May 21, 1998 Mid Am, Inc., an Ohio corporation ("Mid Am") and Citizens Bancshares, Inc. ("Citizens") announced that they had entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which Mid Am and Citizens will combine in a merger-of-equals transaction. Under the Merger Agreement, Mid Am will be merged with and into Citizens (the "Merger"), with Citizens as the corporation surviving in the Merger. The Merger has been approved unanimously by the Boards of Directors of each of Citizens and Mid Am. The Merger is subject to certain regulatory approvals as well as to the approval and adoption of the Merger Agreement by the stockholders of Citizens and Mid Am. The Merger will be a tax free exchange and will be accounted for as a "pooling of interests".

         Under the terms of the Merger Agreement, each share of common stock, without par value, of Mid Am outstanding at the effective time of the Merger will be converted into 0.385 (the "Exchange Ratio") shares of common stock, without par value per share, of Citizens ("Citizens Common Stock"). On June 1, 1998, the effective date of a previously announced stock split of Citizens Common Stock in the form of a one-for-one stock dividend, the Exchange Ratio will change to 0.77. Following the Merger, the shareholders of Mid Am and Citizens will own 49.9% and 50.1% of the combined company, respectively. The Board of Directors of the combined company will consist of 11 directors nominated by Mid Am, and 11 directors nominated by Citizens. The headquarters of the combined company will be in Bowling Green, Ohio, Mid Am's existing headquarters.

         This current report on Form 8-K, including the investor materials, contains forward-looking statements that involve risk and uncertainty. It should be noted that a variety of factors could cause the combined company's actual results and experience to differ materially from the anticipated results or other expectations expressed in the combined company's forward-looking statements.

         The risks and uncertainties that may affect the operations, performance, development, growth projections and results of the combined company's business include, but are not limited to, the growth of the economy, interest rate movements, timely development by the combined company of technology enhancements for its products and operating systems, the impact of competitive products, services and pricing, customer business requirements, Congressional legislation, acquisition cost savings and revenue enhancements and similar matters. Readers of this report are cautioned not to place undue reliance on forward-looking statements which are subject to influence by the named risk factors and unanticipated future events. Actual results, accordingly, may differ materially from management expectations.


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


Item 7.   Exhibits.

99.1      Text of Press Release, dated May 21, 1998, issued by Citizens and
          Mid Am.

99.2 Investor presentation materials used by Mid Am and Citizens on May 21, 1998 related to the proposed Merger.


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


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         CITIZENS BANCSHARES, INC.


                                         By: /s/ Matty E. Adams
                                             --------------------------
                                              Name:  Matty E. Adams
                                              Title: Chairman and
                                                       Chief Executive Officer


Date: May 21, 1998

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